Exhibit 10.25


                              INTERMET CORPORATION

                   1997 DIRECTORS' DEFERRED COMPENSATION PLAN



                                   SECTION 1

                              PURPOSE OF THIS PLAN


     The purpose of this Intermet Corporation 1997 Directors' Deferred Compensation Plan is to enable each present and future non-employee member of the Board of Directors to defer a portion of his or her fees for future services as a member of the Board or any of its committees, and to participate in the growth of the Company as if such deferred fees were invested in Common Stock. It is intended that this Plan will assist the Company in attracting and retaining qualified Directors and increase the proprietary interest of the Directors in the Company. This Plan is intended to be unfunded for tax purposes.


                                   SECTION 2

                                  DEFINITIONS


     (a) "Account" means the book account to be established for the benefit of each Participant reflecting the value of the benefits deferred under this Plan.

     (b) "Board" means the Board of Directors of Intermet Corporation.

     (c) "Common Stock" means the common stock, $0.10 par value per share, of Intermet Corporation.

     (d) "Company" means Intermet Corporation, a Georgia corporation, and its successors.

     (e) "Deferral Election" shall have the meaning set forth in Section 3(a) of this Plan.

     (f) "Director" means a non-employee member of the Board of Directors of the Company.

     (g) "Director Fees" means any fees payable to a member of the Board in compensation for his or her services on the Board or any committees of the Board, including any retainer, meeting fees, or any other compensation otherwise payable to a Director in cash for such services.

     (h) "Market Value", when used in connection with the Common Stock and a specified date means the last per share sale price for the Common Stock on such date as reported on the NASDAQ Stock Market; or if no such sale price is reported on the NASDAQ Stock Market for such date, then the average of the closing bid and asked prices on the NASDAQ Stock Market for the Common Stock on such date; provided that if the Common Stock is not listed for trading on the NASDAQ Stock Market as of a specified date, and is instead listed for trading on a national stock exchange, then the Market Value as of such date shall be the closing price of the Common Stock on such date, on such exchange.

     (i) "Participant" means a member of the Board who has elected to defer any Director Fees under this Plan (including any member of the Board who made such election while a nominee for election to the Board).

     (j) "Permissible Deferral Percentage" shall have the meaning set forth in
Section 3(a) of this Plan.

     (k) "Plan" means this Directors' Deferred Compensation Plan, as it may be amended or restated from time to time.

     (l) "Unit" shall have the meaning set forth in Section 4(b) of this Plan.

     (m) "Valuation Amount" shall have the meaning set forth in Section 6(a) of this Plan.

     (n) "Valuation Date" shall have the meaning set forth in Section 6(a) of this Plan.

     (o) "Year" means the period between successive annual meetings of the shareholders of the Company.

                                   SECTION 3

                   PARTICIPANTS AND ELECTIONS TO PARTICIPATE


     (a) Each Director and each person who has been nominated by the Board to become a Director may elect in writing prior to the beginning of any Year, to defer receipt of (i) twenty-five percent (25%), (ii) fifty percent (50%), (iii) seventy-five percent (75%), or (iv) one hundred percent (100%) (each a "Permissible Deferral Percentage") of all Director Fees that are to be earned by him or her during such Year and each subsequent Year (or portion of a Year) that he or she serves on the Board (each such election, a "Deferral Election"). Each Deferral Election shall be in substantially the form provided by the Secretary of the Company.

     (b) Any Deferral Election may be terminated, or the percentage elected to be deferred changed to any other Permissible Deferral Percentage, in each case only with respect to Director Fees not yet earned, by delivery to the Secretary of the Company of written notice of such termination or change in substantially the form designated by the Secretary of the Company. However, in no event may more than one notice of termination or change of a Deferral Election be delivered by any Participant during any twelve-month period.

     (c) A Participant who has terminated a Deferral Election or changed the applicable Permissible Deferral Percentage may later make a new Deferral Election pursuant to Section 3(a), or terminate the Deferral Election or change the Permissible Deferral Percentage pursuant to Section 3(b). However, in no event may more than one such new Deferral Election, termination or change be delivered by any Participant during any Year.

     (d) Each Deferral Election, termination or change shall become effective on the first day of the Year following such Deferral Election, termination or change.

     (e) At the time of a Participant's first Deferral Election under this Plan, the Participant shall make an election whether to receive payments under
Section 6(b) of this Plan in a lump sum or in annual installments over a period of up to five (5) years, which election shall be irrevocable with respect to all amounts deferred pursuant to the Plan.

                                   SECTION 4

              ESTABLISHMENT AND CREDITING OF PARTICIPANT ACCOUNTS


     (a) The Company will cause an Account to be maintained in the name of each Participant. The portions of each Participant's Director Fees that are deferred pursuant to Deferral Elections will be credited to such Participant's Account as of the date that such Director Fees are otherwise payable. Amounts credited to the Participant's Account will be treated as though they had been invested in Common Stock.

     (b) As used in this Plan, a "Unit" is a bookkeeping entry to the Participant's Account that is intended to represent the value of one share of Common Stock. Units are not actual shares of Common Stock. The Company will not reserve or otherwise set aside any Common Stock for any Participant in connection with this Plan and will not actually attribute any shares of Common Stock to any Account.

     (c) Each Account established under this Plan shall be credited with Units (including fractions thereof) in an amount equal to (i) the dollar amount credited to the Account from time to time under Section 6(a), divided by (ii) the Market Value per share of Common Stock on the business day immediately preceding the date that the applicable amount was credited to the Participant's Account.


                                   SECTION 5

        CASH AND STOCK DIVIDENDS, RECAPITALIZATIONS AND REORGANIZATIONS


     (a) Effective as of the payment date for each cash dividend on the Common Stock, the Account of each Participant shall be credited with a number of Units (including fractions thereof) determined by dividing (i) the dollar value of the dividend payable on a single share of Common Stock multiplied by the number of Units held in the Participant's Account on the record date for such dividend, by (ii) the Market Value of the Common Stock on the business day immediately preceding the payment date for such cash dividend. This computation is intended to credit to the Account the aggregate dollar amount the Participant would have received had Common Stock been held by such Participant instead of Units.

(b) Effective as of the payment date for each stock dividend on the Common Stock, additional Units shall be credited to the Account of each Participant. The number of Units that shall be credited to the Account of such a Participant shall equal the number of shares of Common Stock, and fractions of a share, which the Participant would have received as a stock dividend had he or she been the owner on the record date for such stock dividend of the number shares of Common Stock equal to the number of Units held in his or her Account on the record date for such stock dividend.

     (c) In the event of any changes in the outstanding Common Stock of the Company by reason of any stock split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or a similar corporate change, the Board shall equitably adjust the number of Units held in each Participant's Account, or the number and valuation of such Units, in such manner as shall be determined by the Board, in its reasonable discretion.


                                   SECTION 6

             AMOUNT, MANNER AND TIMING OF PAYMENTS FROM THE ACCOUNT


     (a) A Participant's Account shall be valued as of the date that the Participant ceases to serve as a member of the Board, whether as a result of removal, resignation, failure to be reelected, death, disability, or any other circumstance (the "Valuation Date"). As of such Valuation Date, the Units in such Participant's Account shall be converted to a cash value (the "Valuation Amount") by multiplying the number of Units (including fractions thereof) in the Account by the Market Value of the Common Stock on the business day immediately preceding the Valuation Date.

     (b) The Company shall make payments from a Participant's account, commencing within thirty (30) days following the Valuation Date either (i) in a single lump sum, or (ii) in annual installments over a period of up to five (5) years, as elected by the Participant in his or her applicable Deferral Election. Payments of a single lump sum shall be in the Valuation Amount. Payments in annual installments shall be made in substantially equal annual installments over the number of years elected; however, each installment payment shall be accompanied by a payment representing the accrued and unpaid interest that would have accrued on the remaining balance of the cash value of the Participant's Account (taking into account all prior installment payments made from the Account), if such cash balance were accruing interest at the rate of per annum. All payments shall be made from the Accounts solely in cash (whether effected by check, wire transfer, or other means of cash transfer), and except as provided for in Section 6(c) of this Plan, shall be made solely to the Participant.

     (c) If a Participant dies prior to receiving all amounts due to him or her under this Plan from the Participant's Account, the balance of such amount shall be paid in a single, lump sum payment to: (i) the beneficiary designated by the Participant on forms supplied by the Secretary of the Company; or, in the absence of a valid designation of a beneficiary, or if the beneficiary does not survive the Participant, (ii) the Participant's estate; in either case within 30 days after receipt by the Company of written notice of the Participant's death. No designation or change of a beneficiary shall be valid unless in writing, signed by the Participant and delivered to the Company. Beneficiaries may be changed at any time by the Participant without the consent of any prior beneficiaries.

     (d) The Company will withhold, to the extent required by law, or reasonably deemed appropriate by the Company, all applicable income and other taxes from amounts deferred or payable under the Plan.


                                   SECTION 7

         LIMITED  AND UNSECURED RIGHTS OF PARTICIPANTS UNDER THIS PLAN


     (a) Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship on the part of the Company. The amounts payable under this Plan shall be paid by the Company out of its general assets. To the extent that a Participant acquires the right to receive a payment under this Plan, such right shall be no greater than that of an unsecured general creditor of the Company.
     (b) Neither any Account, nor the right of any Participant or beneficiary to receive any payment under this Plan, shall be subject in any manner, directly or indirectly, voluntarily or involuntarily, to any alienation, sale, transfer, assignment, pledge, or encumbrance (other than transfer by will or the laws of descent and distribution), and to the extent permitted by law, neither any Account nor any such right shall be subject to attachment or other legal process for the debts of a Participant or beneficiary.

     (c) No Participant or beneficiary shall have the right to exercise any of the rights or privileges of a shareholder with respect to Units credited to a Participant's Account.

     (d) Participation in the Plan does not give any Participant any right to remain a member of, be nominated for, or reelected to, the Board.

                                   SECTION 8

                           ADMINISTRATION OF THE PLAN

     (a) Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding on all parties (including Participants), absent manifest error, gross negligence or wilful misconduct.

     (b) The Board may delegate some or all of its authority under this Plan to any committee of the Board, including without limitation, the Compensation Committee of the Board, subject in all cases to the approval of the Board.

     (c) No member of the Board or any committee of the Board, and no officer or employee of the Company, shall be liable to any person for any action taken or omitted in good faith in connection with the administration of this Plan



                                   SECTION 9

                        AMENDMENT OR TERMINATION OF PLAN


     The Board may suspend or terminate this Plan at any time. In addition the Board may, from time to time, amend this Plan in any manner. However, no amendment, suspension, or termination shall, without the consent of a Participant, adversely affect such Participant's accrual of Units, Valuation Amount, or other rights under this Plan, as of the date of such amendment, suspension, or termination.


                                   SECTION 10

                                 GOVERNING LAW


     The provisions of this Plan shall be interpreted, governed, and enforced in accordance with the laws of the State of Michigan.